UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) (APRIL 25, 2000)









                         INFOTOPIA, INC.
            (FORMERLY DR. ABRAVANEL'S FORMULAS, INC.)
     (Exact name of registrant as specified in its charter)







Nevada                000-25157                   95-4685068
(State of             (Commission           (I.R.S. Employer
organization)         File Number)       Identification No.)

43 Taunton Green, 3rd Floor, Taunton, MA 02780
(Address of principal executive offices)

Registrant's telephone number, including area code (508) 884-8173



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On April 25, 2000, the Board of Directors of Dr. Abravanel's Formulas, Inc. (DABV) approved a Plan of Exchange by which the Company would acquire 100% of the outstanding stock in Infotopia, Inc., in exchange for common stock of DABV. The exchange was also approved by the Board of Directors and shareholders of Infotopia, Inc. on the same day.

Infotopia was, at that time, presently a wholly-owned subsidiary of National Boston Medical, Inc. ("NBMX"), a Nevada corporation. NBMX, as the shareholder of Infotopia, Inc., shall receive a total of 8,167,387 shares of DABV's common stock for the 100 shares of Infotopia, Inc. common stock that it held, representing 100% of the authorized common stock of Infotopia. The Plan of Exchange was submitted and approved by the Board of Directors of Infotopia and to the Board of Directors of NBMX, as shareholders of the common stock of Infotopia, on the same day.

ITEM 5.   OTHER EVENTS

On April 26, 2000, as a result of the Plan of Exchange, the Company changed its name to Infotopia, Inc.

ITEM 6.   RESIGNATIONS OF REGISTRANTS' DIRECTORS

On  April 25, 2000, the Company accepted the resignation  of  Dr.
Abravanel as a member of the board of directors and as President of the Company. Mr. Dan Hoyng was appointed to fill the vacancy left by Mr. Abravanel's resignation.

On April 25, 2000, the Company also accepted the resignation of Mr. Mark Delott as a member of the board of the directors and as an officer of the Company. The remaining board member appointed
Mr. Ernie Zavoral to fill the vacancy left by Mr. Delott.

On  April  25, 2000, the Company's Board decided to increase  the
Board to three members and appointed Clinton Smith to fill the vacancy created by the increase to three members.

On April 25, 2000, Mr. Dan Hoyng was appointed as Chief Executive
Officer,  Mr. Ernie Zavoral was appointed as President,  and  Mr.
Marek Lozowicki was appointed as Secretary and Treasurer.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS

     a) Financial Statements of Dr. Abravanel's Formulas, Inc. for the year ended February 29, 2000 are included herein.
                 Dr. Abravanel's Formulas, Inc.
                  (A Development Stage Company)
                          BALANCE SHEET

                             ASSETS

                                               February 29,
                                              2000
Current Assets
 Cash                                              $ 2,838
 Officer receivable                                    525
 Samples and supplies                               11,745
                         Total current assets       15,108

Other Assets
 Deferred taxes receivable                           9,810
 Valuation allowance - Deferred taxes              (9,810)
                           Total other assets            -

Total Assets                                      $ 15,108

              LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Accounts payable and accrued liabilities      $ -
Total current liabilities                                -

Shareholders' equity (note 3)
 Common Stock, $.001 Par Value
 authorized 40,000,000 share; 12,841,353
 shares issued and outstanding                      12,841
 Paid in Capital                                    38,333
 Accumulated deficit                              (36,066)
Total Equity                                        15,108
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $ 15,108

         See accompanying notes to financial statements.
                 Dr. Abravanel's Formulas, Inc.
                  (A Development Stage Company)
                     STATEMENT OF OPERATIONS
              For the Year Ended February 29, 2000
 and the Period from Inception (April 28, 1998) to February 29,
                              2000

                         <             <                    <
                        C            C                   C
                        >            >                   >
                                            Period from        Period from
                                          Inception         Inception
                           Year Ended    (April 28, 1998)     (April 28,
                                              to            1998) to
                            February       February 28,      February 29,
                              29,
                              2000             1999              2000
Sales                            $ -                                 $ -
Cost of sales                      -                                   -

Gross profit                       -                                   -

Costs and Expenses:
 General administrative        8,307              26,714          22,231
 Sample costs/product          1,045                   -          13,835
Total Expenses                 9,352              26,714          36,066

Net Loss                     (9,352)                            (36,066)

Income Tax Provision:
    Deferred tax benefit     (4,200)             (5,610)               -
    Income tax benefit -       9,810                   -               -
    reversal - allowance
Total income tax expense       5,610             (5,610)               -
               (benefit)

Net Loss                           $          $ (21,104)      $ (36,066)
                           (14,962)

Net loss before income
taxes per share
 (note 1 )                  $ (0.01)            $ (0.01)
Net loss per share (note    $ (0.01)            $ (0.01)
1)

Weighted average common
shares
  (in thousands) (note1)      12,841              10,374

         See accompanying notes to financial statements.
                 Dr. Abravanel's Formulas, Inc.
                  (A Development Stage Company)
                STATEMENT OF SHAREHOLDER'S EQUITY
              For the Year Ended February 29, 2000
 and the Period from Inception (April 28, 1998) to February 29,
                              2000

                                  <C                    <C
                                 >                    >
                                        Twelve Month        Period from Inception
                                        Period Ended         (April 28,
                                                            1998) to
                                      February 29,2000        February 29, 2000
Beginning Balance                             62,107                           -
Issuance of common stock:
 10,000,000 shares on 4/28/98
(issued as
 partial consideration for
product
 formulas; valued at stock par                                            10,000
value)
 25,000 shares on 6/15/98                                                    250
 53,500 shares on 6/15/98                                                  8,025
 100,000 shares on 7/10/98                                                15,000
 10,000 shares on 7/16/98                                                    100
 40,000 shares on 7/16/98                                                  6,000
 135,000 shares on 7/23/98                                                 1,350
 233,461 shares on 7/23/98                                                35,019
 27,500 shares on 7/30/98                                                    275
 33,500 shares on 7/30/98                                                  5,025
 25,000 shares on 8/18/98                                                    250
 81,667 shares on 8/18 98                                                 12,250
 750,000 shares on 8/20/98                                                   750
 60,600 shares on 8/21/98                                                  9,090
 100,000 shares on 8/21/98                                                 1,000
 137,500 shares on 8/25/98                                                 1,375
 173,000 shares on 8/25/98                                                25,950
 750,000 shares on 8/26/98                                                   750
 40,000 shares on 8/31/98                                                    400
 10,000 shares on 9/4/98                                                   1,500
 55,625 shares on 9/18/98                                                 10,500
Special distribution                        (19,475)                    (60,000)
Common stock offering costs                 (12,562)                    (33,685)
                         Net loss           (14,962)                    (36,066)
Balance at February 29, 2000                  15,108                      15,108

See accompanying notes to financial statements.

                 Dr. Abravanel's Formulas, Inc.
                  (A Development Stage Company)

                     STATEMENT OF CASH FLOWS

                  Year Ended February 29, 2000
 And the Period from Inception (April 28, 1998) to February 29,
                              2000

                                 <              <             <
                                C             C            C
                                >             >            >
                                    Year Ended  Period from Period from
                                    February    Inception   Inception
                                    29, 2000   (April 28,   (April 28,
                                                1998) to     1998) to
                                                February     February
                                                29, 2000     29, 2000
Cash Flows used in Operating
Activities:
 Net loss                                  $     $ (21,140)   $ (36,066)
                                   (14,962)
Adjustments to reconcile net
loss to net cash used in
operating
 activities :
 Valuation allowance to                5,610       (5,610)            -
eliminate deferred tax asset
      Net cash used by operating     (9,352)      (26,750)     (36,066)
                      activities

Changes in Assets and
Liabilities:
 Advance to officer                    (525)                      (525)
 Increase (decrease) in prepaid        1,045      (12,790)     (11,745)
supplies
     Net cash used by operations     (8,832)      (12,790)     (48,336)

Cash Flows from Financing
Activities:
 Issuance of common stock                  -       134,859      134,859
 Common stock offering costs        (12,562)      (21,123)     (33,685)
 Return of capital to founders      (19,475)      (30,525)     (50,000)
  Net cash (used) from financing    (32,037)        83,211       51,174
                      activities

 Net (decrease) increase in cash    (40,869)        83,211        2,838

    Cash, at Beginning of Period      43,707             -            -

          Cash, at End of Period     $ 2,838      $ 43,707      $ 2,838

Supplemental Cash Flow
Disclosures:
 Interest paid                           $ -           $ -          $ -
 Income taxes paid                       $ -           $ -          $ -

Non Cash Transactions:
 On April 28, 1998, 10,000,000
shares of common stock
 were issued to founders for                                  $ 10,000
formulas contributed to the
Company.

         See accompanying notes to financial statements.

                 Dr. Abravanel's Formulas, Inc.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS



Note 1 - Nature of business and summary of significant accounting policies

Nature of business - Dr. Abravanel's Formulas, Inc. was incorporated on April 28, 1998, in the state of Nevada. The Company was formed as a nutritional supplement development and marketing corporation. The Company has developed products specifically for the reduction or elimination of cravings in people.

As a development stage company, management's efforts have been in product development and marketing strategies.

Basis of presentation - The financial statements have been prepared in conformity with generally accepted accounting principals.

Inventories - Inventories, which at February 29,2000, consisted primarily of production supplies, are stated at the lower of cost or market determined on the first-in, first-out (FIFO) basis.

Intangibles - Start-up costs, research and development costs and formula costs are charged to the expense in the period incurred.

Income taxes - The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (SFAS No.
109). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates.

Per share information - Per share information has been computed using the weighted average number of common shares outstanding during the period.

Note 2 - Contract payable

Effective on April 28, 1998, the Company agreed to give
10,000,000 shares of common stock, with a par value of $10,000, and $50,000 in cash. The stock was issued on April 28, 1998, and the cash was paid in installments of $30,525 in 1998 and $19,475 in March 1999.

Note 3 - Shareholders equity

Voting rights and powers - Common stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of the common stock standing in his name.

Dividends and distributions -

   a) Cash dividends - subject to the rights of holders of preferred stock, holders of common stock shall be entitled to receive such cash dividends as may be declared thereon by the board of directors from time to time out of assets or funds of the Corporation legally available thereof;

   b) Other dividends and distributions - The board of directors may issue shares of the common stock in the form of a distribution or distributions pursuant to a stock dividend or split-up of the shares of the common stock;

   c) Other rights - Except as otherwise required by the Nevada Revised Statutes and as may otherwise be provided in these Amended Articles of Incorporation, each share of the common stock shall have identical powers, preferences and rights, including rights in liquidation;

Preferred stock - The powers, preferences, rights, qualifications, terms, limitations and restrictions pertaining to the preferred stock, or any series thereof, shall be such as may be fixed, from time to time, by the board of directors in its sole discretion, authority to do so being hereby expressly vested in the board.

Transfer restrictions - No sale, offer to sell, or transfer of any common stock issued shall be made unless a registration statement under the Federal Securities Act of 1933, as amended with respect to such shares is then in effect or an exemption from the registration requirements of said act is then in fact applicable to said shares. In addition, all common stock issued at $.01 (500,000 shares) may not be sold, offered for sale, or transferred unless approved and authorized in writing by the Company's board of directors.

Note 4 - Income Taxes

As of February 29, 2000, the company has available net operating loss carryforwards of approximately $39,000. These carryforwards will expire in the years 2014 and 2015. As of February 29, 2000, the Company recognized a deferred tax asset amounting to $8,260 from its loss carryovers.

Note 5 - Contingencies

The Company is dependent on Dr. Elliot Abravanel for the development and marketing of the Company's product line.

Note 6 - Private placement memorandum and filings with the SEC

As of February 29, 2000, 1,341,353 shares of common stock have been issued through the Company's private placement offerings. The Company has applied for and received the CUSIP number for the or the Company's publicly traded shares. The Company, through its sponsoring market maker Equitrade Securities, Inc., filed Form 211 on July 21, 1999, for listing its shares on the OTC Electronic Bulletin Board. The Company has received two sets of comments from OTC Bulletin Board examiners and responded to them. The Company filed with SEC on December 10, 1998, and this filing became effective February 8, 1999. The SEC has notified the Company that all questions and comments have been cleared.

Note 7 - Equity Funding

The Company anticipates the need for additional capital to launch its product line. Management may elect to sell additional equity, debt or enter into partnerships to fund its financial needs. Currently, the Company has developed its first product, ?Replen 100 for Vibrant Health", and has a limited inventory of this product.



     b) Financial Statements of Infotopia, Inc. will be filed by amendment on or before July 9, 2000































                         INFOTOPIA, INC.



          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)



                      FINANCIAL STATEMENTS



                         MARCH 31, 2000









                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                      FINANCIAL STATEMENTS

                         MARCH 31, 2000












                                                C O N T E N T S





                                                            PAGE





INDEPENDENT AUDITORS' REPORT                                  1





BALANCE SHEETS                                              2 - 3





STATEMENTS OF OPERATIONS                                      4





STATEMENTS OF CASH FLOWS                                      5-6





NOTES TO FINANCIAL STATEMENTS                                7  -
22







































                  INDEPENDENT AUDITORS' REPORT







TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF

INFOTOPIA, INC.



We have audited the accompanying balance sheet of Infotopia, Inc.(a Division of National Boston Medical, Inc.) as of March 31, 2000 and the related statements of operations and cash flows for the year ended June 30, 1999 and the nine months ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infotopia, Inc. as of March 31, 2000, and the results of its operations and cash flows for the year ended June 30, 1999 and the nine months ended March 31, 2000, in conformity with generally accepted accounting principles.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered recurring losses from operations and its limited capital resources raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.







                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.

                         Certified Public Accountants

New York, New York

July 9, 2000







                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                         BALANCE SHEETS

                         MARCH 31, 2000



















CURRENT ASSETS

Cash and cash equivalents                      $    4,579

Accounts receivable, net of allowance for

  doubtful accounts of $15,000                     82,585

Inventory                                         195,531

Prepaid expenses and other current assets
                                                  724,231
                                               ----------
Total current assets                            1,006,926





PROPERTY AND EQUIPMENT, less

  accumulated depreciation and amortization
of  $182,154                                       204,430







CAPITALIZED    PRODUCTION    COSTS,    less
accumulated  amortization of $21,668              690,235







OTHER ASSETS

Licenses and Other Intangibles, less
accumulated amortization of
    $403,820                                    1,320,453

Investment
                                                  375,000

                                             ------------



TOTAL ASSETS                                  $ 3,597,044

                                                =========






















The accompanying notes are an integral part of these financial statements.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                         BALANCE SHEETS

                         MARCH 31, 2000








LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Due to Related Party                                 $ 9,249,296

Accounts payable and accrued expenses                  2,125,310

Current maturities of long-term debt                     216,918

Current  maturities of notes payable to  stockholders    120,627
and affiliates

Customer deposits                                        631,301
                                                       ---------



Total current liabilities                             12,343,452





LONG-TERM LIABILITIES

Long-term debt, less current maturities
                                                         867,672

                                                       ---------



TOTAL LIABILITIES                                     13,211,124


COMMITMENTS AND CONTINGENCIES                                  -


STOCKHOLDERS' EQUITY
Accumulated deficit
                                                     (9,614,080)

                                                       ---------

Total Stockholders' Equity
                                                     (9,614,080)

                                                       ---------



TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 3,597,044

                                                       =========




























The accompanying notes are an integral part of these financial statements.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                    STATEMENTS OF OPERATIONS







                                                               For
                                                               the

                                               For the Year    Nine Months
                                                  Ended           Ended

                                              June 30, 1999   March 31, 2000
                                             ---------------   ------------
REVENUE

    Sales, net of returns and allowances

      of $185,715 and $345,205                  $ 2,258,910      $ 2,374,474



COST OF SALES                                       759,842        1,186,781

                                             --------------   --------------



GROSS PROFIT                                      1,499,068        1,187,693

                                             --------------   --------------





OPERATING EXPENSES

   General and administrative                     3,770,632        3,573,874

   Selling and marketing                          2,402,304        1,709,676

   Depreciation and amortization                    235,728          371,914



Total operating expenses                          6,408,664        5,655,464




LOSS FROM OPERATIONS                            (4,909,596)      (4,467,771)


OTHER INCOME (EXPENSE)
   Interest expense                            (   106,240)     (   130,473)

                                             --------------   --------------



LOSS FROM OPERATIONS BEFORE INCOME TAXES        (5,015,836)      (4,598,244)



INCOME TAXES                                              -                -

                                             --------------   --------------



NET LOSS                                       $(5,015,836)     $(4,598,244)

                                                  =========        =========


















The accompanying notes are an integral part of these financial statements.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                    STATEMENTS OF CASH FLOWS







                                                             For the

                                            For the Year  Nine Months
                                               Ended         Ended

                                              June 30,      March 31,
                                                1999           2000

CASH FLOWS FROM OPERATING ACTIVITIES

   Net (loss)                             $  (5,015,836)   $ (4,598,244)

       Adjustments to reconcile net loss
       to net cash
         provided by operating activities

         Depreciation and amortization           235,728         371,914

   Changes in assets and liabilities
         Accounts receivable - trade                   -       ( 82,586)

         Due to related party                  5,015,836       4,233,460
         Inventory                                     -      ( 195,530)

         Prepaid expenses                              -      ( 724,231)
          Other assets                                 -               -
           Accounts  payable  and  accrued             -       2,125,310
           expenses
          Customer deposits                            -         631,301

                                            ------------   -------------

Net cash provided by operating activities        235,728       1,761,394

                                            ------------   -------------
                                                       -



CASH FLOWS FROM INVESTING ACTIVITIES
   Investment in Dermaguard                            -      ( 375,000)

   Purchase of property and equipment           (91,020)      ( 295,564)
   Capitalized Production Cost                         -      ( 711,903)

   Licenses and other intangibles              (144,708)     (1,579,565)

                                            ------------   -------------
Net cash used in investing activities
                                               (235,728)     (2,962,032)

                                            ------------   -------------



CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from issuance of notes payable                     1,292,735

   Payments on notes payable                           -        (87,518)

                                            ------------   -------------

Net  cash  provided by financing activities            -       1,205,217
                                            ------------   -------------



NET  INCREASE IN CASH AND  CASH EQUIVALENTS            -           4,579
                                            ------------   -------------



CASH  AND CASH EQUIVALENTS - BEGINNING  OF             -               -
YEAR

                                            ------------   -------------



CASH AND CASH EQUIVALENTS - END OF YEAR               $-          $4,579

                                                ========        ========



SUPPLEMENTAL INFORMATION:

    Interest paid                               $ 56,240        $88,526

                                                ========       ========

      Income taxes paid                               $-            $ -

                                               =========       ========








The accompanying notes are an integral part of these financial statements.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                    STATEMENTS OF CASH FLOWS

                FOR THE YEAR ENDED JUNE 30, 1999

               AND NINE MONTHS ENDED MARCH 31 2000







SUPPLEMENTAL SCHEDULE OF NON-CASH ACTIVITIES:


During the fiscal year June 30, 1999, the Parent:


     Issued stock to acquire assets and exclusive licenses that amounted to $248,000



     Issued stock towards the conversion of debt for $1,381,834



     Issued stock for services rendered that amounted to $892,353





During the nine months ending March 31, 2000, the Parent:



      Issued stock to acquire assets and exclusive licenses and fixed assets in the amount of $1,617,375



     Issued stock to retire notes due for $753,288



     Issued stock to lenders for $2,786,175 as collateral



     Issued stock for services rendered totaling $2,833,296





































The accompanying notes are an integral part of these financial statements.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000



NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



     a)    Organization and Basis of Presentation

         INFOTOPIA, INC. (Formerly Flex Marketing Inc.(OH)) (the "Company" or "Infotopia") was incorporated under the laws of Ohio in September 11, 1997. The Company was acquired by its parent company, National Boston Medical, Inc.("Parent"), in a share exchange agreement executed on November 21, 1998 and operated as a division of its parent from that time. The Company is to be spun-off from its Parent in April 2000.



     b)    Business Operations

          The Company engages in the development, marketing, advertising and selling of innovative new wellness products through direct marketing and response efforts. Since its acquisition by the Parent, the Company has expanded its line of products and is also producing its own programming to promote its products.



     c)    Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.



     d)    Revenue Recognition

          Infotopia recognizes product revenues upon shipment to the customer. Sales are taken on the phone with payments conducted by credit cards and check. Products are often back-ordered and are not shipped immediately. The Company recognizes these cash receipts as customer deposits for sales that have yet to be completed.



     e)    Cash and Cash Equivalents

                  The   Company   considers  all  highly   liquid
         investments purchased with original maturities of three months or less to be cash equivalents.



     f)    Concentration of Credit Risk

         The  Company places its cash in what it believes  to  be
         credit-worthy  financial  institutions.   However,  cash
         balances exceeded FDIC insured levels at various times during the year.



     g)    Accounts Receivable

          For financial reporting purposes, the Company utilizes the allowance method of accounting for doubtful accounts. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The allowance is based on an experience factor and review of current accounts receivable. Uncollectible accounts are written off against the allowance accounts when deemed uncollectible.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000





NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)



     h)    Inventory

          Inventory consists primarily of component parts and finished goods, which are valued at the lower of cost or market on a first-in, first-out basis.



     j)    Property and Equipment

              Property and equipment is stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, primarily on a straight-line basis. The estimated service lives used in determining depreciation are five to seven years for computers, software, furniture and equipment. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term.



          Maintenance and repairs are charged to expense as incurred; additions and betterments are capitalized. Upon retirement or sale, the cost and related accumulated depreciation of the disposed assets are removed and any resulting gain or loss is credited or charged to operations.



     k)   Capitalized Production Costs

          SFAS  No.  53   "Financial Reporting by  Producers  and
          Distributors  of  Motion Picture  Films"  requires  the
          capitalization  of  production  costs  and  is  to   be
          amortized over the useful life of the program.



     l)   Intangibles

          Intangibles consist of goodwill, covenants not to compete, customer lists and license costs. Goodwill represents costs in excess of net assets acquired in connection with businesses acquired. Goodwill is being amortized to operations over 15 years. Customer lists are being amortized over a period of 2 to 7 years. License costs are amortized over 10 years.



          Should events or circumstances occur subsequent to the acquisition of a business which brings into question the realizable value or impairment of the related goodwill, the Company will evaluate the remaining useful life and balance of goodwill and make adjustments, if required. The Company's principal consideration in determining an impairment includes the strategic benefit to the Company of the particular assets as measured by undiscounted current and expected future operating income of that specified groups of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related goodwill exceeds the fair value of that goodwill as determined by valuation techniques available in the circumstances.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000





NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)



                                                               m)
         Income Taxes


Income taxes   are   provided   for  based   on   the   liability
         method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax bases.



     n)    Offering Costs

         Offering  costs consist primarily of professional  fees.
         These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.



     p)    Advertising Costs


Advertising    costs   are   expensed   as   incurred   and   are
         included in selling expenses. For the year ended June 30, 1999 and for the nine months ended March 31, 2000, advertising expense amounted to $2,402,304 and $1,709,676, respectively.



                                                 q)          Fair
         Value of Financial Instruments

                                                              The
         carrying values of cash and cash equivalents, accounts receivable, notes receivable, accounts payable, accrued expenses and income taxes payable approximate fair value due to the relatively short maturity of these instruments. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term borrowings approximates the carrying amounts at March 31, 2000.



     r)    Long-lived Assets

         Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.



     t)    Stock-Based Compensation


The Company   has   adopted   the  intrinsic  value   method   of
         accounting for stock-based compensation in accordance with Accounting Principles Board Opinion ("APB") No.
         25, "Accounting for Stock Issued to Employees" and related interpretations.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000








NOTE 1 -   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)



     v)   Impact of Year 2000 Issue

         During the year ended December 31, 1998, the Company conducted an assessment of issues related to the Year 2000 and determined that it was necessary to modify or replace portions of its software in order to ensure that its computer systems will properly utilize dates beyond December 31, 1999. The Company completed Year 2000 systems modifications and conversions in 1999. Costs associated with becoming Year 2000 compliant are not material. At this time, the Company cannot determine the impact the Year 2000 will have on its key customers or suppliers. If the Company's customers or suppliers don't convert their systems to become Year 2000 compliant, the Company may be adversely impacted. The Company is addressing these risks in order to reduce the impact on the Company.



NOTE 2 -   INVESTMENTS



          In June 1998, the Parent had acquired ten percent of Dermaguard's Common Stock. The investment is carried at lower of cost or market.



NOTE 3 -  PREPAID EXPENSES



         Prepaid expenses are summarized as follows:

                                                  March 31, 2000
                                                  --------------

          Legal and professional services paid      $   334,587
          in stock

          Capital development fee                       212,331

          Employee compensation                         123,313

          Royalties                                      40,000

          Deposit on Inventory                           14,000
                                                  -------------

                     Total prepaid expenses         $   724,231

                                                       ========


          The Parent had issued stock in lieu of cash payments for legal, professional fees and employee compensation.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000





NOTE 4 -   PROPERTY AND EQUIPMENT



Property and equipment is summarized as follows:

                                                   March 31, 2000


                                                   -------------

        Warehouse equipment and molds                 $   167,789

        Computer equipment and software                   152,068

        Furniture and office equipment                     41,726

        Leasehold improvements                             11,360

        Vehicles                                           13,641

                                                   --------------

                                                          386,584

        Less:    Accumulated   depreciation   and         182,154
        amortization

                                                   --------------

        Property and equipment, net                   $   204,430

                                                         ========




          Depreciation expense for the year ended June  30,  1999
          and for the nine months ended March 31, 2000 was $91,020 and $85,647, respectively.



NOTE 5 -   CAPITALIZED PRODUCTION COSTS





          Capitalized production costs are
          summarized as follows:
                                                      March 31,
                                                           2000

                                                   ------------

          Fat Fighter System production              $  106,280

          Body Rocker production                        323,199

          Cactus Jack production                        282,424

                                                   ------------

                                                        711,903

          Less:  Accumulated Amortization                21,668

                                                   ------------

          Capitalized Production Costs - net         $  690,235

                                                       ========




NOTE 6 -   INTANGIBLES





          Intangibles are summarized as
          follows:
                                                  March 31,
                                                       2000

                                               ------------

          Goodwill                               $  880,277

          Safeshield Formula                        343,996

          Cactus Jack License                       330,000

          DTCP License                              170,000

                                               ------------

                                                  1,724,273

          Less:  Accumulated Amortization           403,820

                                               ------------

          Total intangibles - net                $1,320,453

                                                   ========




NOTE 7 -  NOTES PAYABLES TO RELATED PARTY



          As of March 31, 2000, Infotopia has accumulated a balance to its Parent, National Boston Medical, Inc., in the amount of $9,249,296. These advances were for working capital.

                          INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000


NOTE 8 -     LONG-TERM DEBT

          In August 1999, the Parent entered into a settlement agreement with Ernest Zavoral, who currently serves as a Director and the Company's Manager of the Infotopia Division f/k/a the Flex Marketing Division. As a part of that agreement, the Company issued 487,040 shares of its Common Stock to Mr. Zavoral in exchange for a release from debt in the amount of $73,056.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000


NOTE 8 -  LONG-TERM DEBT (Continued)


          In October 1999, the Parent entered into a Settlement Agreement with AfterMarket Company ("AfterMarket"), whereby the Company $34,193 to AfterMarket and committed to pay an additional $2,000 per week until the balance of $68,387 is paid in full. Additionally, the Parent issued 500,000 shares of its Common Stock valued at $93,750, of which 250,000 shares will be returned to the Parent upon payment of the balance in full.

          In November 1999, the Company entered into an exclusive discount and rebate service for products offered by Member Services of America, LLC (Triad Services). Also, the Parent signed promissory notes for $150,000 in temporary financing due on demand or no later than February 11, 2000.

          In January 2000, the Parent placed 894,058 shares of its Common stock into escrow related to the outstanding debt with Cortland Bank of Ohio.

          The aggregate carrying value of the long-term debt at March 31, 2000 approximates market value.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000







NOTE 9 -  NOTES PAYABLE TO STOCKHOLDERS AND AFFILIATES



          The  Company has  an  aggregate  of $120,627   of
          stockholder   loans  which  arose  from  the   parent's
          acquisition of various entities.



NOTE 10 -  ACCOUNTS PAYABLE AND ACCRUED EXPENSES



        Accounts payable and accrued expenses consist of the following as of:



                                          March 31, 2000


                                     --------------

        Accounts payable                     $ 1,658,767

        Accrued liabilities                      466,543

                                         ---------------

                                             $ 2,125,310

                                                ========






NOTE 11 -    CUSTOMER DEPOSITS



          Unfulfilled sales orders at March 31, 2000 amounted to $631,301.



NOTE 12 -    COMMITMENTS AND CONTINGENCIES



          Royalties Agreements
          In September 1999, the Parent entered into a manufacturing, marketing and distribution agreement with Cactus Jack's Marketing Corp. ("Cactus Jack"). Pursuant to the agreement, the Parent (i) issued 1,000,000 shares of its Common Stock valued at $330,000, (ii) agreed to issue an additional 250,000 shares of its Common Stock on each anniversary date of the agreement so long as the Agreement is in force,
          (iii) granted royalties in the amount of fifty percent (50%) of net profits on all sales of Cactus Jack products sold by the Parent, (iv) agreed to establish a division of its operations devoted to the activities of manufacturing, marketing and distributing Cactus

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000


NOTE 12 -   COMMITMENTS AND CONTINGENCIES (Continued)

          Jack products (the Infotopia division) and (v) to make certain minimum royalty payments per quarter. In exchange, Cactus Jack granted the Company the exclusive right to manufacture, use, distribute, sell, advertise, promote and otherwise exploit certain
          Cactus Jack products, which rights include the use Cactus Jack patents, trademarks and artwork. The Company also has a right of first refusal on all future Cactus Jack products. The term of the agreement is until such time as it fails to make a reasonable commercial effort to sell Cactus Jack products or to meet the minimum royalty payments.


          In   September   1999,  the  Parent  entered   into   a
          manufacturing, marketing and distribution agreement with Dean Tornabene and Charles Perez ("DTCP"), whereby
          the   Parent   (i)  gained  the  exclusive   right   to
          manufacture,  use, distribute, sell, advertise,  create
          brand   recognition,  promote  and  otherwise   exploit
          certain products invented by DTCP in exchange for 500,000 shares of the Parent's Common Stock valued at $170,000, (ii) paid an initial payment of $50,000 upon
          execution  of  the  agreement,  (iii)  agreed  to   pay
          royalties of ten percent (10%) of gross sales on all DTCP products including up-sells and (iv) also agreed to establish a division of its operations which will be
          responsible   for  the  activities  of   manufacturing,
          marketing and distributing DTCP products (the Infotopia division). The Parent also must issue additional shares of its Common Stock on each anniversary date of the agreement at which the agreement is still in force. The number of shares to be issued is dependent upon the number of shares of the Parent then outstanding.

          In November 1999, the Parent entered into a supply, distribution and trademark licensing agreement with Herbal Technologies for the Dean Tornabene Fat Fighting System and related products. In consideration for the grant of the license, the Company shall pay royalties based on a flat royalty rate of the base products and a percentage of adjusted gross sales for licensed up-sale
          products.   Included  in  this  agreement  is  a   sub-
          agreement to pay royalties to Mali Utz for consultant work at a flat royalty rate.

          In   November   1999,  the  Parent   entered   into   a
          manufacturing, marketing and distribution agreement for the Spudwizz product. The Company shall pay distributor a monthly royalty equal to 5% of adjusted gross sales
          revenue  plus $.10 per unit for each shipped  unit.   A
          non-refundable prepayment for royalties of $10,000 was due upon execution. Also, beginning with the second quarter of 2000, a minimum quarterly royalty payment of $15,000 was in effect to keep the license.

          In February 2000, the Parent entered into a consultant agreement with Cort Howell & Associates for the Body Rocker script and as compensation will receive $10,000 and a royalty of not less than .25% of adjusted gross revenues and up to .5% depending on performance ratios.

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000


NOTE 14 -    GOING CONCERN

             The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of March 31, 2000, the Company has a working capital deficit of $10,961,526 and an accumulated deficit of $9,614,080. Based upon the Company's plan of operation, the Company estimates that existing resources, together with funds generated from operations, will not be sufficient to fund the Company's working capital. The Company is actively seeking additional equity and debt financing. There can be no assurances that sufficient financing will be available on terms acceptable to the Company or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which would have an adverse effect on the Company's financial condition and results of operation.

NOTE 15 - SUBSEQUENT EVENTS
          In  April  2000, the Parent entered into  a  settlement
          agreement with Jeff Freedman to rescind the previous stock purchase, employment, stock pledge and non-compete agreements related to NBM purchasing Product Sourcing Ltd. (PSL) during August, 1999. Of the original 2,500,000 shares issued to Freedman for PSL, he is to retain 2,000,000 shares plus retention of all monies received to date including salary, accounts receivable and note payments. Also, NBM will pay Freedman a royalty on sales of the Body Rocker of $1.25 per unit and $.25 per unit for the Cactus Jack fishing lure for a total of $400,000 with a minimum payment due quarterly of $15,000 per month beginning May 5, 2000.

                             - 21 -

                         INFOTOPIA, INC.

          (A DIVISION OF NATIONAL BOSTON MEDICAL, INC.)

                  NOTES TO FINANCIAL STATEMENTS

                         MARCH 31, 2000

NOTE 15 -            SUBSEQUENT EVENTS (Continued)

          On  April  25,  2000,  Dr. Abravanel's  Formulas,  Inc.
          (DABV)  entered  into an exchange  agreement  with  the
          Parent in which 100% of the outstanding stock of Infotopia, Inc. would be exchanged for common stock of DABV. The shareholders of Infotopia, Inc. received 7,949,999 shares for its 100 shares. As a result of the plan of exchange, Dr. Abravanel's Formulas, Inc. changed its name to Infotopia, Inc. (IFTP).

          On May 10, 2000, Infotopia, Inc. signed a letter of intent to acquire the exclusive rights to the Torso
          Tiger.




















                             - 22 -



     c) Pro Forma Financial Information will be filed by amendment on or before July 9, 2000

Infotopia, Inc.

Pro forma Financial Information





Subsequent to February 29, 2000, the registrant completed the reverse acquisition of Dr. Abravanel's Formulas, Inc. by Infotopia, Inc.



The pro forma balance sheet presented reflects the historical balance sheet of Dr. Abravanel's Formulas, Inc. as of February 29, 2000 and the historical balance sheet of Infotopia, Inc. as of March 31, 2000. There was no significant activity for Dr. Abravanel's Formulas, Inc. for the period from February 29, 2000 to March 31, 2000. Pro forma adjustments have been made to give effect to the acquisition as if it had occurred at March 31, 2000.



The pro forma income statement for the nine month period ended March 31, 2000 reflects the historical income statement for Infotopia, Inc. for the nine month period ended March 31, 2000 and the historical income statement for Dr. Abravanel's Formulas, Inc. for the year ended February 29, 2000. Dr. Abravanel's Formulas, Inc. is a Development Stage Company and did not have significant activity for the year ended February 29, 2000 or for the month of March, 2000. Infotopia, Inc. acquired Dr. Abravanel's Formulas, Inc. in a reverse acquisition, which then changed its name to Infotopia, Inc. Pro forma adjustments have been made to give effect to all of the above transaction as if it had occurred at the beginning of the nine month period presented.





Infotopia, Inc

PROFORMA BALANCE SHEET

March 31, 1999


                                                                      <           <
                                                                      C           C
                                                                      >           >







                              Dr.          Infotopia                    Pro Forma
                              Abravanel's                               Adjustments

                              Formulas,    Division                     To Record
                              Inc.                                      Acquisition

                              Balance      Balance                      At March
                              Sheet        Sheet                        31,2000

                              February     March 31,     Combined       Dr          Cr        Pro Forma
                              29,2000      2000





ASSETS

Current assets

  Cash and cash equivalents         2,838          4,579       7,417                              7,417

  Accounts receivable                   -         82,585      82,585                              82,585

  Inventory                             -        195,531     195,531                             195,531

  Prepaid expenses and other       12,270        724,231     736,501                             736,501
current assets

                               ----------   ------------ -----------                          ----------
                                     ----             --         ---                                ----



    Total current assets           15,108      1,006,926   1,022,034                           1,022,034

Furniture and equipment, less           -        204,430     204,430                             204,430
accumulated depreciation

Capitalized production, less            -        690,235     690,235                             690,235
accumulated amortization



Other intangibles, less                        1,320,453   1,320,453                           1,320,453
accumulated amortization



Investment                                       375,000     375,000                             375,000

                               ----------   ------------ -----------                          ----------
                                   ------           ----         ---                              ------



    Total assets                   15,108      3,597,044   3,612,152                           3,612,152

                                =========      =========    ========                           =========

  LIABILITIES AND
SHAREHOLDERS' EQUITY

Current liabilities

  Accounts payable and                         2,125,310   2,125,310                           2,125,310
accrued expenses

  Deferred revenue                               631,301     631,301                             631,301

  Due to affiliates                            9,249,296   9,249,296                           9,249,296

  Current maturities of notes                    120,627     120,627                             120,627
payable, stockholders and
affiliates

  Current maturities of long                     216,918     216,918                             216,918
term debt

                               ----------   ------------ -----------                          ----------
                                    -----            ---       -----                              ------

    Total current liabilities           -     12,343,452  12,343,452                          12,343,452

Long term liabilities          ----------   ------------ -----------                          ----------
                                    -----           ----       -----                              ------

  Long term debt, less                  -        867,672     867,672                             867,672
current maturities

Shareholders' equity
(deficit)

  Common stock                     12,841              -      12,841              1    8,167      21,008



  Additional paid in capital       38,333              -      38,333  1    44,233                (5,900)



  Retained deficit               (36,066)    (9,614,080) (9,650,146)              1   36,066  (9,614,080
                                                                                                       )

                               ----------   ------------ -----------                          ----------
                                     ----           ----       -----                              ------

    Total shareholders'            15,108    (9,614,080) (9,598,972)                          (9,598,972
equity                                                                                                 )

                               ----------   ------------ -----------                          ----------
                                     ----           ----       -----                              ------

    Total liabilities and          15,108      3,597,044   3,612,152                           3,612,152
shareholders' equity

                                =========      =========    ========                           =========


Infotopia, Inc.

PROFORMA STATEMENT OF OPERATIONS

For the Nine Months Ended March 31,2000


                                                                 <
                                                                 C
                                                                 >









                                                                    Pro Forma
                                                                    Adjustments to

                                                                    Reflect Acquisitions  Income
                                                                                          Statement

                            Dr.         Infotopia                   for the               for the
                            Abravanel'
                            s

                            Formulas,   Division                    Nine Months Ended     Nine Months
                            Inc.                                                          Ended

                            Year Ended  Nine Months                 March 31, 2000        March 31,
                                        Ended                                             2000

                            February    March 31,   Combined        Dr          Cr        Pro Forma
                            29, 2000    2000







Revenue                             -     2,374,474    2,374,474                              2,374,474



Cost of sales                       -     1,186,781    1,186,781                              1,186,781

                            ---------   -----------  -----------                           ------------



Gross profit                        -     1,187,693    1,187,693                              1,187,693

                            ---------   -----------  -----------                           ------------



Marketing and sales             1,045     1,709,676    1,710,721                              1,710,721



General and administrative      8,307     3,632,138    3,640,445                              3,640,445



Depreciation and                    -       313,650      313,650                                313,650
amortization

                            ---------   -----------  -----------                           ------------





Total                           9,352     5,655,464    5,664,816                              5,664,816

                            ---------   -----------  -----------                           ------------



Loss from operations          (9,352)   (4,467,771)  (4,477,123)                            (4,477,123)



Interest expense                          (130,473)    (130,473)                              (130,473)

                            ---------   -----------  -----------                           ------------



Loss before income taxes      (9,352)   (4,598,244)  (4,607,596)                            (4,607,596)



Income tax expense              5,610             -            -                                      -

                            ---------   -----------  -----------                           ------------



Net loss                     (14,962)   (4,598,244)  (4,607,596)                            (4,607,596)

                            =========     =========    =========                             ==========



Basic and diluted loss per     (0.00)             -       (0.36)                                 (0.22)
share



Weighted average shares    12,841,353             -   12,841,353 2   8,167,387               21,008,740
outstanding


Infotopia, Inc.

Notes to pro forma financial statements

Balance Sheet, March 31, 2000

1)   To record the reverse acquisition of Dr. Abravanel's
  Formulas, Inc. by Infotopia, Inc. Dr. Abravanel's issued
  8,167,387 shares of common stock for all of the common stock of Infotopia, Inc. The former shareholders of Infotopia, Inc.
  control the registrant after the acquisition.

Income Statement, nine months ended March 31, 2000

2) To adjust outstanding shares to reflect the acquisition as if it had occurred at the beginning of the period presented.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Infotopia, Inc.



                           By: /s/ Dan Hoyng
                              Dan Hoyng, Chief Executive Officer



                           Date: July 10, 2000